Exhibit 10.20

CONFIDENTIAL TREATMENT REQUESTED

SECOND AMENDMENT TO LICENSE AGREEMENT

This SECOND AMENDMENT TO LICENSE AGREEMENT (this “Second Amendment”) is entered into as of September 29, 2014 (the “Second Amendment Effective Date”) between REGENXBIO Inc. (f/k/a ReGenX Biosciences, LLC), a corporation organized under the laws of the State of Delaware, with offices at 1701 Pennsylvania Avenue, NW, Suite 900, Washington, DC 20006 (“Licensor”), and Dimension Therapeutics, Inc., a corporation organized under the laws of the State of Delaware, with offices at 840 Memorial Drive, 4th Floor, Cambridge, MA 02139 (“Licensee”). Licensor and Licensee are hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Licensor and Licensee entered into that certain License Agreement dated October 30, 2013, as amended by that First Amendment to License Agreement dated June 18, 2014 (collectively, the “Original Agreement”);

WHEREAS, by letter dated September 10, 2014, Licensee notified Licensor of its desire to exercise its option under Section 2.4 to nominate “ornithine transcarbamylase deficiency (OTCD)” as one of Licensee’s two additional specific disease indications to be included in the Field, which nomination, by letter dated September 22, 2014, Licensor confirmed was available for licensing; and

WHEREAS, ****.

NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

1. Definitions. Capitalized terms not defined in this Second Amendment have the meanings given such terms in the Original Agreement.

2. Acknowledgements & Amendments.

(a) The Parties acknowledge that, effective as of September 23, 2014, pursuant to the provisions of Section 2.4, the following has been added to the Field set forth in Section 1.11(c): “the treatment of ornithine transcarbamylase deficiency (OTCD) in human beings by in vivo gene therapy administration.”

(b) The Parties agree that the “Election Term” is hereby ****. As such, the first sentence of Section 2.4.1 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

At any time prior to the **** of the Effective Date (the “Election Term”), Licensee may nominate in writing to Licensor a specific disease indication for inclusion in the “Field” under this Agreement.

(c) Clause (a) of the second sentence of Section 2.4.1 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

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****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(a) [Intentionally omitted]

(d) Section 2.4.1 of the Original Agreement is hereby further amended to add the following as a new sentence at the end of such section:

Notwithstanding the foregoing, without Licensor’s prior written consent (which may be withheld in its sole discretion), Licensee may not nominate any of the following disease indications for inclusion in the “Field” under this Agreement: ****.

(e) Sections 2.4.3 and 2.4.4 of the Original Agreement are hereby amended and restated in their entirety to read as follows:

2.4.3 Nothing in this Agreement will prevent Licensor from granting licenses to any Third Parties for any disease indications or from initiating Licensor’s own programs for any disease indications, in either case, other than the specific disease indications within the Field.

2.4.4 Notwithstanding anything herein to the contrary, nothing in this Agreement will prevent Licensor from (a) granting non-exclusive research licenses to Third Parties in any field; or (b) maintaining Licensor’s commercial reagent and services business.

(f) Licensor and Licensee agree that the provisions of Section 1.14(b)(y) will apply with respect to ornithine transcarbamylase deficiency (OTCD), the specific disease indication added as of September 23, 2014, ****.

(g) In consideration of the extension of the Election Term, Licensee will pay Licensor a fee of $150,000, which fee will be due within **** of the Second Amendment Effective Date.

(h) Section 10.4 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

10.4 Notices. Notices, payments, statements, reports, and other communications under this Agreement shall be in writing and shall be deemed to have been received as of the date received if sent by public courier (e.g., Federal Express), by Express Mail, receipt requested, or by facsimile or electronic mail (with a copy of such facsimile or electronic mail also sent by one of the other methods of delivery) and addressed as follows:

If for Licensor:	with a copy to:

REGENXBIO Inc.	REGENXBIO Inc.
1701 Pennsylvania Avenue, NW	1701 Pennsylvania Avenue, NW
Suite 900	Suite 900

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Washington, DC 20006	Washington, DC 20006
Attn: Chief Executive Officer	Attn: General Counsel
Telephone: 202-785-7438	Telephone: 202-785-7438
Facsimile: 202-785-7439	Facsimile: 202-785-7439
E-mail: kmills@regenxbio.com	E-mail: sberl@regenxbio.com

If for Licensee:

Dimension Therapeutics, Inc. 840 Memorial Drive, 4th Floor Cambridge, MA 02139 Attn: President and CEO Telephone: 617-231-2403 Facsimile: 617-231-2425 E-mail: annalisa.jenkins@dimensiontx.com

Either Party may change its official address upon written notice to the other Party.

General communications required under this Agreement (including notices under Sections 2.2.9, 2.4, 2.5.2, 2.6.3, 2.7, 3.3.1, 3.5.4, 4.2, 4.3.3, 4.4, 7.1, 7.2, 7.3, 8.1.7, 8.5, and 10.2 and notices of changes of address under this Section 10.4) may be sent by any of the means outlined in the first sentence of this Section 10.4 or a copy of the notice letter may be sent by electronic mail (without the requirement of a copy being sent by another means, provided that the receiving Party has confirmed receipt of such electronic mail); however, communications related to termination of the Penn Agreement, requests for disclosures of Confidential Information, breaches or termination of this Agreement, indemnification, and dispute resolution (including notices under Sections 2.9, 5.3, 6.2, 6.3, 6.4, 6.5, 8.4, and 10.6) must be sent by one of the means outlined in the first sentence of this Section 10.4.

3. Incorporation. Article 10 of the Original Agreement is hereby incorporated mutatis mutandis into this Second Amendment.

4. Effect on Original Agreement. Except as specifically amended by this Second Amendment, the Original Agreement will remain in full force and effect and is hereby ratified and confirmed. Each future reference to the Original Agreement will refer to the Original Agreement as amended by this Second Amendment. To the extent a conflict arises between the terms of the Original Agreement and this Second Amendment, the terms of this Second Amendment shall prevail but only to the extent necessary to accomplish their intended purpose.

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CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Second Amendment to License Agreement to be executed by their duly authorized representatives.

REGENXBIO, LLC		DIMENSION THERAPEUTICS, INC.

By:	/s/ Kenneth Mills	By:	/s/ A. Jenkins
Name:	Kenneth Mills	Name:	A. Jenkins
Title:	President & CEO	Title:	CEO

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